UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2007

_________________________________________________________________________________
Health Sciences Group, Inc.
_________________________________________________________________________________
(Exact name of registrant specified in charter)

Delaware	333-51628	91-2079221
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Howard Hughes Center
6080 Center Drive, 6th Floor
Los Angeles, CA 90045
(Address of principal executive offices) (Zip Code)

(310) 242-6700

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 17, 2007, Health Sciences Group, Inc., a Delaware corporation (the "Company"), and its newly formed wholly owned subsidiary, Kalahari, Inc., a Delaware corporation (“New Kalahari”), signed an Agreement and Plan of Reorganization (the “Agreement”) with Kalahari Limited, a Georgia corporation (“Old Kalahari”), pursuant to which New Kalahari will acquire the business and assets and certain liabilities of Old Kalahari, which produces, markets and distributes a unique line of health food products, including bagged red tea, bottled ready-to-drink iced teas and natural, all fruit energy bars branded under the Kalahari™ name.

Pursuant to the Agreement, the consideration payable to Old Kalahari for the acquisition of its business and assets consists of shares of the Company’s common stock to be paid subject to an earn-out schedule over a period of three years and the assumption by New Kalahari of approximately $476,000 of liabilities. The Agreement requires the Company to provide a minimum of $1,000,000 to New Kalahari contemporaneously with the closing (minus the amount of any bridge loans provided by the Company to Old Kalahari between the signing date of the Agreement and the closing date) which will be used to fund the business operations of New Kalahari, of which a maximum of $125,000 may be used to pay certain of the assumed liabilities at the closing plus payment of legal and accounting fees. In addition, the Company is obligated to provide an additional $1,000,000 to New Kalahari within twelve months after the closing date of the Agreement (the “Closing date”) to be used for general working capital purposes. Pursuant to the terms of the earn-out provision, shares of the Company’s common stock shall be issued to Old Kalahari upon the achievement of key financial milestones over a three-year period as follows:

(i)
For the twelve month period ending December 31, 2008, the number of shares equivalent to nine (9) times the audited Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) or one (1) times the audited gross revenues of New Kalahari, whichever is greater, divided by the average Volume Weighted Average Price (“VWAP”) for the common stock of the Company during the twenty (20) trading days preceding December 31, 2008;

(ii)
For the twelve month period ending December 31, 2009, the number of shares equivalent to seven (7) times the audited EBITDA or eight-tenths (0.8) times audited gross revenues of New Kalahari, whichever is greater, divided by the average VWAP for the common stock of the Company during the twenty (20) trading days preceding December 31, 2009; and

(iii)
For the twelve month period ending December 31, 2010, the number of shares equivalent to five (5) times the audited EBITDA or six-tenths (0.6) times audited gross revenues of New Kalahari, whichever is greater, divided by the average VWAP for the common stock of the Company during the twenty (20) trading days preceding December 31, 2010.

The Company will be obligated to register with the SEC all shares issued pursuant to the foregoing earn-out provisions within 90 days of each issuance. If the Company fails to file any such registration statement within 90 days or fails to cause any such registration statement to become effective within 150 days of filing, or fails to maintain the effectiveness of any such registration statement for the required maintenance period, then the Company will be obligated to pay Old Kalahari in cash 1% of the value of the shares being registered for each 30 day period of default, valued at the average VWAP for the 20 trading days preceding each default date.

Pursuant to the Agreement, the Company must take steps at the Closing Date to cause Edward Fitch, a founder of Old Kalahari, to become a member of the board of directors of the Company. The Agreement is subject to customary closing conditions.

The Agreement was negotiated at arm's length between the Company and Old Kalahari and no material relationship exists, other than the Agreement, between the Company and its affiliates, on the one hand, and Old Kalahari and its affiliates, on the other hand.

Pursuant to the Agreement, at the Closing Date, the founders and management of Old Kalahari will enter into three year employment and consulting agreements with New Kalahari. Specifically, Susan Abrahams, Old Kalahari’s Chief Executive Officer, will become the Vice President, Operations of New Kalahari pursuant to a three year employment agreement. Ms. Abrahams will receive an annual salary of $125,000 per year, a signing bonus of $25,000 payable in the Company’s common stock pursuant to the Company’s 2006 Stock Option, Deferred Stock and Restricted Stock Plan (the “Plan”), valued at the average VWAP for the 20 trading days preceding the Closing Date, and an option pursuant to the Plan to purchase 300,000 shares of the Company’s common stock. The exercise price of the option shall be $0.10 per share on the first 100,000 shares (“Tranche 1”); $0.25 per share on the second 100,000 shares (“Tranche 2”); and $0.50 per share on the third 100,000 shares (“Tranche 3”). The term of the option shall be ten years and the option agreement to be entered into pursuant to the Plan shall have a cashless exercise provision. The option shall vest as follows: Tranche 1 shall vest if New Kalahari’s audited gross revenues for 2007 exceed its audited gross revenues for 2006 plus $1 million; Tranche 2 shall vest if New Kalahari’s audited gross revenues for 2008 exceed its audited gross revenues for 2006 plus $2 million; and Tranche 3 shall vest if the Company’s audited gross revenues for 2009 exceed its audited gross revenues for 2006 plus $3 million. Ms. Abrahams will also be entitled to an annual discretionary bonus based on milestones to be agreed upon between the Company and Ms. Abrahams at the beginning of each year of the term. Ms. Abrahams will be entitled to three months severance pay in the event New Kalahari terminates her employment without cause or if she terminates her employment with good reason during the term of the employment agreement.

In addition, David Abrahams, a founder and Executive Vice President of Sales of Old Kalahari and Ms. Abrahams’s spouse, will become New Kalahari’s Vice President of Sales pursuant to a three year employment agreement. Mr. Abrahams will receive an annual salary of $85,000 per year, a signing bonus of $25,000 payable in the Company’s common stock pursuant to the Plan, valued at the average VWAP for the 20 trading days preceding the Closing Date. In addition, at the beginning of each year of the term, New Kalahari’s board of directors will set milestones and goals for Mr. Abrahams to earn 25% of his base salary per year as a bonus. New Kalahari’s board will also set annual milestones and goals for Mr. Abrahams to receive stock options from the Plan. Mr. Abrahams will be entitled to three months severance pay in the event New Kalahari terminates his employment without cause or if he terminates his employment with good reason during the term of the employment agreement.

Finally, Edward Fitch will enter into a three year consulting agreement with New Kalahari pursuant to which Mr. Fitch will receive $5,000 per month of the term. In addition, in the event of a termination of the consulting agreement by Mr. Fitch or New Kalahari for any reason, Mr. Fitch will be entitled to receive from New Kalahari, through the remainder of the term of the consulting agreement, a continuing payment of $1,500 per month; provided, however, that this continuing payment will cease immediately upon Mr. Fitch receiving proceeds from the earn-out distributed to him by Old Kalahari sufficient to repay certain loans not assumed by New Kalahari which Old Kalahari owes Mr. Fitch in the amount of $263,421.

Stuart Gold, the Company’s Chief Executive Officer, is the Chief Executive Officer of New Kalahari. At the closing of the Agreement, the board of directors of New Kalahari will consist of Stuart Gold, Fred E. Tannous, the Company’s Co-Chairman and Chief Financial Officer, Susan Abrahams and David Abrahams.

The foregoing discussion is qualified in its entirety by reference to the Agreement (including the exhibits thereto) which is attached to this Current Report as an exhibit and incorporated herein by this reference.

ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.
99.1	Agreement and Plan of Reorganization, dated January 17, 2007, with exhibits thereto.
99.2	Press release announcement dated January 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HEALTH SCIENCES GROUP, INC.

Dated: January 18, 2007	By:	/s/ Fred E. Tannous
Fred E. Tannous
Chief Financial Officer, Principal Financial Officer, and Co-chairman

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